Slide: 1 Proprietary - Not for duplication Second Quarter 2008 Earnings Conference Call August 12, 2008

Slide: 2   Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect“, "intend", "may", "should“, "will" and "would". These forward-looking statements include, without limitation, statements on the slides “Third Quarter 2008 Outlook” and “Increased Full Year 2008 Outlook” and statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. 2  Safe Harbor Statement

Slide: 3 Company reported second quarter 2008 earnings of $0.21 per diluted share Operating margins increased to 23.0% in second quarter of 2008, compared to 20.4% in second quarter of 2007 Full Year 2008 Earnings Outlook increased; Third Quarter 2008 Earnings Outlook introduced  Broadening relationship with the US Navy as a member of Navy College Program Distance Learning Partnership (NCPDLP) Regular visitation schedule at Navy installations Participation in 12 Navy Education Fairs https://www.navycollege.navy.mil/storefront.cfm Recent increase in G.I. Bill benefits a positive Recent Highlights

Slide: 4 2Q2008 Financial Results  ($ in thousands, except per share data and registrations)  Includes pretax stock-based compensation expense of $469,000 in 2008 and $116,000 in 2007. Includes after-tax stock-based compensation expense of $307,000 or $0.02 per diluted share in 2008 and $126,000 or $0.01 per diluted share in 2007.

Slide: 5   2Q2008 Operating Margin Improvement

Slide: 6   2Q2008 Tax Rate Lower Than Expected  Second 2008 quarter tax rate: 34% Less than expected due to higher revenues from lower tax rate jurisdictions   Expected full year 2008 tax rate of 41%

Slide: 7 3rd Quarter 2008 %Growth Net Course Registrations approx. 36,250 43% Net Course Registrations from New Students approx. 9,100 37% Total Revenue $25.5 to $26.2 million   45%-49%    Net Income (1) $3.1 to $3.4 million  40%-53% EPS – Diluted (1) $0.17 to $0.18 (1) Includes stock-based compensation expense of approximately $179,000 net of tax, compared to $112,000 in the same period of 2007.  Third Quarter 2008 Outlook  The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.

Slide: 8 Prior FY 2008 Updated FY 2008    Net Course Registrations 139,000+ 141,000+ Net Course Registrations from New Students 33,500+ 34,500+ Total Revenue $102 to $104 million $103.0 to $105.5 million Net Income (1) $12.8 to $13.6 million $14.5 to $14.7 million EPS – Diluted (1) $0.67 to $0.72 $0.76 to $0.80 Depreciation and Amortization Expense $4.1 to $4.3 million $4.1 to $4.3 million Capital Expenditures $7.0 to $7.4 million $7.4 to $7.9 million (1) Includes stock-based compensation expense of between $1.1 million and $1.3 million, net of tax.  Increased Full Year 2008 Outlook  The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.

Slide: 9 Closing Remarks – Positioned for Strong Growth in 2008 and Beyond Expanding in civilian markets  Continued success in military market New programs and market segments

Slide: 10   Proprietary - Not for duplication  www.AmericanPublicEducation.com